Exhibit 10.1

2012 Plan, Option No. [[GRANT NUMBER]]

Radiant Logistics, Inc.

2012 Stock Option and Performance Award Plan

NON-QUALIFIED STOCK OPTION AWARD

Radiant Logistics, Inc., a Delaware corporation (the “Corporation”), pursuant to the terms of its 2012 Stock Option and Performance Award Plan effective as of November 13, 2012 (the “Plan”) and the Non-Qualified Stock Option Award Agreement attached to this Non-Qualified Stock Option Award (this “NQO Award”), hereby grants to the individual named below (the “Optionee”) the option to purchase the number of shares of the Corporation’s Common Stock, as is set forth below. The terms of this NQO Award are subject to all of the provisions of the Plan and the attached Non-Qualified Stock Option Award Agreement, with such provisions being incorporated herein by reference. All of the capitalized terms used in this NQO Award and the Non-Qualified Stock Option Award Agreement not otherwise defined herein or therein shall have the same meaning as defined in the Plan.  A copy of the Plan and the prospectus for the Plan have been delivered to Optionee together with this NQO Award and the Non-Qualified Stock Option Award Agreement.

1.	Date of Grant:

2.	Name of Optionee:

3.	Number of Underlying Shares of Common Stock:
(subject to adjustment as provided in the Plan)

4.	Exercise Price:	per share (subject to adjustment as provided in the Plan)

5.	Vesting of Options (on a cumulative basis and subject to adjustment as provided in the Plan):

Vesting Date	No. of Underlying shares to be Vested*

*Vesting to occur pursuant to Section 3 of the attached Non-Qualified Stock Option Award Agreement and conditioned upon continued employment or service as described therein.

6.	Expiration Date:

The Optionee acknowledges receipt of, and understands and agrees to be bound by all of the terms of this NQO Award, inclusive of the attached Non-Qualified Stock Option Award Agreement, and the Plan, and that the terms thereof supersede any and all other written or oral agreements between the Optionee and the Corporation regarding the subject matter contained herein.

Radiant Logistics, Inc.	Optionee:

By:
Title:	Date:
Date:

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT made as of the grant date set forth in Section 1 of the NQO Award to which this Agreement relates and is attached (the “Date of Grant”) between Radiant Logistics, Inc., a Delaware corporation (the “Corporation”), and the individual identified in Section 2 of the NQO Award to which this Agreement relates and is attached (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Corporation adopted the Radiant Logistics, Inc. 2012 Stock Option and Performance Award Plan effective as of November 13, 2012 (the “Plan”), providing for the grant of Non-Qualified Options or the right to purchase shares of Common Stock of the Corporation (the “Common Stock”) by Employees and/or Consultants of the Corporation; and

WHEREAS, the Audit and Executive Oversight Committee (the “Committee”) has authorized the grant of a Non-Qualified Option to the Optionee on the date of this Agreement as evidenced by the Non-Qualified Stock Option Award to which this Agreement is attached (the “NQO Award”), thereby allowing the Optionee to acquire a proprietary interest in the Corporation in order that the Optionee will have a further incentive for remaining with and increasing his or her efforts on behalf of the Corporation; and

WHEREAS, this Agreement is prepared in conjunction with and under the terms of the Plan, which are incorporated herein and made a part hereof by reference; and

WHEREAS, the Optionee has accepted the Non-Qualified Option evidenced by the NQO Award and has agreed to the terms and conditions stated herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Optionee hereby agree as follows:

1.Confirmation of Grant of Option. Pursuant to a determination by the Committee, the Corporation, subject to the terms of the Plan and this Agreement, hereby grants to the Optionee as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation or fees for services, the right to purchase (the “Option”) an aggregate number of shares of Common Stock as is set forth in Section 3 of the NQO Award, subject to adjustment as provided in the Plan (such shares, as adjusted, the “Shares”). The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.Exercise Price. The exercise price of shares of Common Stock covered by the Option will be the per share amount set forth in Section 4 of the NQO Award, at all times being not less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant, subject to adjustment as provided in the Plan.

3.Vesting and Exercisability of Option. The Option shall vest and become exercisable on the terms and conditions hereinafter set forth:

(a)The Option shall vest and become exercisable (on a cumulative basis) in such installments (after giving effect to any adjustment pursuant to the Plan) and on such vesting dates, as set forth in Section 5 of the NQO Award, provided that the Optionee remains an Employee or Consultant of the Corporation or any Affiliate as of each such applicable vesting date as indicated in Section 5 of the NQO Award. In addition, this Option shall vest and become exercisable to the extent and as provided in Sections 7(b) and (d) and 8 hereof.

(b)The Option may be exercised pursuant to the provisions of this Section 3 and Sections 7(b) and (d) and 8 hereof, by notice and payment to the Corporation as provided in Sections 10 and 15 hereof.

4.Term of Option. The term of the Option shall be the period of years from the Date of Grant as is set forth in Section 1 of the NQO Award and shall expire on the date set forth in Section 6 of the NQO Award, subject to earlier termination or cancellation as provided in this Agreement.

5.Non-transferability of Option. The Option shall not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process, except as may be provided in the Plan. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of the Plan, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Corporation or any Affiliate may have under this Agreement or otherwise.

6.Exercise Upon Cessation of Employment or Termination of Consulting Relationship.

(a)If the Optionee at any time ceases to be an Employee or Consultant of the Corporation or of any Affiliate (i) by reason of his or her discharge for Cause or (ii) due to his or her voluntary termination of employment or Termination of Consulting Relationship without the written consent of the Committee, the Option shall, at the time of such termination of employment or Termination of Consulting Relationship, terminate and the Optionee shall forfeit all rights hereunder. If, however, the Optionee for any other reason (other than Disability or death) ceases to be an Employee or Consultant, the Option may, subject to the provisions of Section 5 hereof, be exercised by the Optionee to the same extent the Optionee would have been entitled under Section 3 hereof to exercise the Option immediately prior to such cessation of employment or Termination of Consulting Relationship, at any time within three (3) months after such cessation of employment or Termination of Consulting Relationship, at the end of which period the Option, to the extent not then exercised, shall terminate and the Optionee shall forfeit all rights hereunder, even if the Optionee subsequently returns to the employ of the Corporation or any Affiliate or begins another Consulting Relationship with the Corporation or any Affiliate. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

(b)The Option shall not be affected by any change of duties or position of the Optionee so long as Optionee continues to be a full-time Employee of the Corporation or of any Affiliate thereof. If the Optionee is granted a temporary leave of absence of 90 days or less, such leave of absence shall be deemed a continuation of his or her employment by the Corporation or of any Affiliate thereof for the purposes of this Agreement, but only if and so long as the employing corporation consents thereto.

(c)The change in an Optionee’s status from that of an Employee to that of a Consultant will, for purposes of this Agreement, be deemed to result in a termination of such Optionee’s employment with the Corporation and its Affiliates, unless the Committee otherwise determines in its sole discretion. The change in an Optionee's status from that of a Consultant to that of an Employee will not, for purposes of this Agreement, be deemed to result in a termination of such Optionee’s service as a Consultant, and such Optionee will thereafter be deemed to be an Employee for purposes of this Agreement. Unless the Committee otherwise determines in its sole discretion, an Optionee’s employment or other service will, for purposes of this Agreement, be deemed to have terminated on the date recorded on the personnel or other records of the Corporation or the Affiliate for which the Optionee provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

7.Exercise Upon Death or Disability.

(a)If the Optionee dies while he or she is employed by or in a Consulting Relationship with the Corporation or any Affiliate within one (1) year after the Date of Grant of the Option, the Option may, subject to the provisions of Section 5 hereof, be exercised (to the extent the Option is vested pursuant to Section 3 immediately prior to Optionee’s death), by the estate of the Optionee (or by the person or persons who acquire the right to exercise the Option by written designation of the Optionee) at any time within one (1) year after the death of the Optionee, at the end of which period the Option, to the extent not then exercised, shall terminate and the estate or other beneficiaries shall forfeit all rights hereunder.

(b)If the Optionee dies while he or she is employed by or in a Consulting Relationship with the Corporation or any Affiliate one (1) year or more after the Date of Grant, the Option will become immediately vested and exercisable with respect to the number of underlying shares of Common Stock scheduled to vest as set forth in Section 5 of the NQO Award on the next annual anniversary of the Date of Grant, irrespective of Optionee’s death (such date, the “Section 7(b) Deemed Vesting Date”), and the Option may, subject to the provisions of Section 5 hereof, be exercised (to the extent the Option is vested pursuant to Section 3 immediately prior to Optionee’s death and becomes vested pursuant to this Section 7(b)), by the estate of the Optionee (or by the person or persons who acquire the right to exercise the Option by written designation of the Optionee) at any time within one (1) year after the death of the Optionee, at the end of which period the Option, to the extent not then exercised, shall terminate and the estate or other beneficiaries shall forfeit all rights hereunder; provided, however, that if Section 5 of the NQO Award provides for cliff vesting on a date certain after the Section 7(b) Deemed Vesting Date, then for purposes of determining any immediate vesting under this Section 7(b), it shall be assumed that such NQO Award vested in equal annual installments over such vesting time period instead of in one installment on the cliff vesting date as indicated in Section 5 of the NQO Award and the Option will become immediately vested and exercisable with respect to that number of underlying shares of Common Stock subject to the NQO Award that would have vested and become exercisable during the period of time between the Date of Grant and the Section 7(b) Deemed Vesting Date. Notwithstanding any of the foregoing, in no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof. By way of example and for clarification and the avoidance of doubt, if the NQO Award was scheduled to cliff vest on the three-year anniversary of the Date of Grant and the Optionee dies while he or she is employed by or in a Consulting Relationship with the Corporation or any Affiliate on the 18th month anniversary of the Date of Grant, the Option will become immediately vested and exercisable with respect to two-thirds of the underlying shares of Common Stock subject to the NQO Award (which represents that number of underlying shares of Common Stock that would have been vested as of the Section 7(b) Deemed Vesting Date assuming the Option vested in three equal annual installments), and the remaining one-third portion of the Option will terminate, and the vested portion of the Option will remain exercisable for one (1) year after the death of the Optionee or if earlier upon expiration of the term provided in Section 4 hereof.

(c)In the event that the employment of the Optionee or the Optionee’s Consulting Relationship with the Corporation or any Affiliate is terminated by reason of the Disability of the Optionee within one (1) year after the Date of Grant, the Option may be exercised (to the extent the Option is vested pursuant to Section 3 immediately prior to the termination of the Optionee’s employment or Consulting Relationship due to Disability), by the Optionee at any time within one (1) year after the date of such termination of employment or Termination of Consulting Relationship, at the end of which period the Option, to the extent not then exercised, shall terminate and the Optionee shall forfeit all rights hereunder even if the Optionee subsequently returns to the employ of the Corporation or any Affiliate or begins another Consulting Relationship with the Corporation or any Affiliate.

(d)In the event that the employment of the Optionee or the Optionee’s Consulting Relationship with the Corporation or any Affiliate is terminated by reason of the Disability of the Optionee one (1) year or more after the Date of Grant, the Option will become immediately vested and exercisable with respect to the number of underlying shares of Common Stock scheduled to vest as set forth in Section 5 of the NQO Award on the next annual anniversary of the Date of Grant, irrespective of Optionee’s Disability (such date, the “Section 7(d) Deemed Vesting Date”), and the Option may be exercised (to the extent the Option is vested pursuant to Section 3 immediately prior to Optionee’s employment or Consulting Relationship termination due to Disability and becomes vested pursuant to this Section 7(d)) by the Optionee within the period ending one (1) year after the date of such termination of employment or Termination of Consulting Relationship, at the end of which period the Option, to the extent not then exercised, shall terminate and the Optionee shall forfeit all rights hereunder even if the Optionee subsequently returns to the employ of the Corporation or any Affiliate or begins another Consulting Relationship with the Corporation or any Affiliate; provided, however, that if Section 5 of the NQO Award provides for cliff vesting on a date certain that occurs after the Section 7(d) Deemed Vesting Date, then for purposes of determining any immediate vesting under this Section 7(d), it shall be assumed that such NQO Award vested in equal annual installments over such vesting time period instead of in one installment on the cliff vesting date as indicated in Section 5 of the NQO Award and the Option will become immediately vested and exercisable with respect to that number of underlying shares of Common Stock subject to the NQO Award that would have vested and become exercisable during the period of time between the Date of Grant and the Section 7(d) Deemed Vesting Date. Notwithstanding any of the foregoing, in no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof. By way of example and for clarification and the avoidance of doubt, if the NQO Award was scheduled to cliff vest on the three-year anniversary of the Date of Grant and the employment of the Optionee or the Optionee’s Consulting Relationship with the Corporation or any Affiliate is terminated by reason of the Disability of the Optionee on the 18th month anniversary of the Date of Grant, the Option will become immediately vested and exercisable with respect to two-thirds of the underlying shares of Common Stock subject to the NQO Award (which represents that number of underlying shares of Common Stock that would have been vested as of the Section 7(d) Deemed Vesting Date assuming the Option vested in three equal annual installments), and the remaining one-third portion of the Option will terminate, and the vested portion of the Option will remain exercisable for one (1) year after such termination or if earlier upon expiration of the term provided in Section 4 hereof.

8.Change in Control of the Corporation. If there is a Change in Control, the Option will be subject to the provisions of Article IX of the Plan; provided, however, that if the Option is continued, assumed or substituted pursuant to Article IX of the Plan and within one (1) year following such event, the Optionee’s employment or Consulting Relationship is terminated by the Corporation or any Affiliate without Cause, the Option will vest automatically and become immediately exercisable as of such date of termination of Optionee’s employment or Termination of Consulting Relationship and will remain exercisable until the earlier of the expiration of the term provided in Section 4 hereof or the first anniversary of the date of such termination of Optionee’s employment or Termination of Consulting Relationship.

9.Registration. The Corporation shall register or qualify the shares covered by the Option for sale pursuant to the Securities Act of 1933, as amended, at any time prior to the exercise in whole or in part of the Option.

10.Method of Exercise of Option.

(a)Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice in the manner set forth in Exhibit “A” hereto (the “Notice”) and provision for payment to the Corporation in accordance with the procedure prescribed herein. Each such Notice shall:

(i)	state the election to exercise the Option and the number of Shares with respect to which it is being exercised;
(ii)

be signed by the Optionee or the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel to the Corporation, of the right of such other person or persons to exercise the Option;

(iii)	include payment of the full purchase price for the shares of Common Stock to be purchased pursuant to such exercise of the Option; and
(iv)

be received by the Corporation on or before the date of the expiration of this Option. In the event the date of expiration of this Option falls on a day which is not a regular business day at the Corporation’s executive office in Bellevue,

Washington then such written Notice must be received at such office on or before the last regular business day prior to such date of expiration.

(b)Payment of the purchase price of any shares of Common Stock, in respect of which the Option shall be exercised, shall be made by the Optionee or such person or persons at the place specified by the Corporation on the date the Notice is received by the Corporation (i) by delivering to the Corporation cash or a certified or bank cashier’s check payable to the order of the Corporation, (ii) by delivering to the Corporation properly endorsed certificates of shares of Common Stock (or certificates accompanied by an appropriate stock power) with signature guaranties by a bank or trust company, (iii) by having withheld from the total number of shares of Common Stock to be acquired upon the exercise of this Option a specified number of such shares of Common Stock, or (iv) by any combination of the foregoing; provided, however, that any payment pursuant to clause (ii), (iii) or (vi) of this Section 10(b) must be approved in advance by the Committee. For purposes of the immediately preceding sentence, an exercise effected by the tender of Common Stock (or deemed to be effected by the tender of Common Stock) may only be consummated with Common Stock held by the Optionee for a period of six (6) months or acquired by the Optionee other than under the Plan (or a similar plan maintained by the Corporation).

(c)The Option shall be deemed to have been exercised with respect to any particular shares of Common Stock if, and only if, the preceding provisions of this Section 10 and the provisions of Section 11 hereof shall have been complied with, in which event the Option shall be deemed to have been exercised on the date the Notice was received by the Corporation. Anything in this Agreement to the contrary notwithstanding, any Notice given pursuant to the provisions of this Section 10 shall be void and of no effect if all of the preceding provisions of this Section 10 and the provisions of Section 11 shall not have been complied with.

(d)The certificate or certificates or book-entry notations for shares of Common Stock as to which the Option shall be exercised will be registered in the name of the Optionee (or in the name of the Optionee’s estate or other beneficiary if the Option is exercised after the Optionee’s death), or if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, will be registered in the name of the Optionee and another person jointly, with right of survivorship and will be delivered as soon as practical after the date the Notice is received by the Corporation (accompanied by full payment of the exercise price), but only upon compliance with all of the provisions of this Agreement.

(e)If the Optionee fails to accept delivery of and pay for all or any part of the number of Shares specified in such Notice, Optionee’s right to exercise the Option with respect to such undelivered Shares may be terminated in the sole discretion of the Committee. The Option may be exercised only with respect to full Shares.

(f)The Corporation shall not be required to issue or deliver any certificate or certificates or book-entry notations for shares of its Common Stock purchased upon the exercise of any part of the Option prior to the payment to the Corporation, upon its demand, of any amount requested by the Corporation for the purpose of satisfying its minimum statutory liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this Option or the transfer of shares thereupon. Such payment shall be made by the Optionee in cash or, with the written consent of the Corporation, by tendering to the Corporation shares of Common Stock equal in value to the amount of the required withholding. In the alternative, the Corporation may, at its option, satisfy such withholding requirements by withholding from the shares of Common Stock to be delivered to the Optionee pursuant to an exercise of the Option a number of shares of Common Stock equal in value to the amount of the required withholding.

11.Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant to the Plan shall be subject to approval by the Corporation’s counsel of all legal matters in connection therewith, including, but not limited to, compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any stock exchange or automated trading medium upon which the Common Stock may then be listed or traded.

12.Resale of Common Stock, Etc. The Common Stock issued upon exercise of the Option shall bear the following (or similar) legend if required by counsel for the Corporation:

THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

13.Reservation of Shares. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

14.Limitation of Action. The Optionee and the Corporation each acknowledges that every right of action accruing to Optionee or the Corporation, as the case may be, and arising out of or in connection with this Agreement against the Corporation or an Affiliate, on the one hand, or against the Optionee, on the other hand, shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three (3) years from the date of the act or omission in respect of which such right of action arises.

15.Notices. Each notice relating to the NQO Award and this Agreement shall be in writing and delivered in person, by recognized overnight courier or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to them at 405 114th Avenue, SE, Third Floor, Bellevue, WA 98004 Attn: General Counsel. All notices to the Optionee shall be addressed to the Optionee or such other person or persons at the Optionee’s address set forth in the Corporation’s records. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

16.Benefits of Agreement. This Agreement shall inure to the benefit of the Corporation, the Optionee and their respective heirs, executors, administrators, personal representatives, successors and permitted assignees.

17.Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

18.Governing Law. This Agreement will be construed and governed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law. In the event that either party is compelled to bring a claim related to this Agreement, to interpret or enforce the provisions of the Agreement, to recover damages as a result of a breach of this Agreement, or from any other cause (a “Claim”), such Claim must be processed in the manner set forth below:

(a)THE SOLE AND EXCLUSIVE METHOD TO RESOLVE ANY CLAIM IS ARBITRATION, AND EACH PARTY WAIVES THE RIGHT TO A JURY TRIAL OR COURT TRIAL. Neither party shall initiate or prosecute any lawsuit in any way related to any Claim covered by this Agreement.

(b)The arbitration shall be binding and conducted before a single arbitrator in accordance with the then-current JAMS Arbitration Rules and Procedures for Employment Disputes or the appropriate governing body, as modified by the terms and conditions of this paragraph. Venue for any arbitration pursuant to this Agreement will lie in Seattle, Washington. The arbitrator will be selected by mutual agreement of the parties or, if the parties cannot agree, then by striking from a list of arbitrators supplied by JAMS or the appropriate governing body. The Corporation shall pay the arbitrator’s fees and arbitration costs (recognizing that each side bears the cost of its own deposition(s), witness, expert and attorneys’ fees and other expenses as and to the same extent as if the matter were being heard in a court of law). Upon the conclusion of the arbitration hearing, the arbitrator shall issue a written opinion revealing, however briefly, the essential findings and conclusions upon which the arbitrator’s award is based. The award of the arbitrator shall be final and binding. Judgment upon any award may be entered in any court having jurisdiction thereof.

19.No Right to Continue Employment or Consulting Relationship. Nothing contained in this Agreement shall be construed as (a) a contract of employment between the Optionee and the Corporation or any Affiliate, (b) a right of the Optionee to be continued in the employ of or in a Consulting Relationship with the Corporation or of any Affiliate, or (c) a limitation of the right of the Corporation or of any Affiliate to discharge the Optionee at any time, with or without cause (subject to any applicable employment agreement) or terminate the Optionee’s Consulting Relationship at any time or for any reason.

20.Definitions. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

21.Incorporation of Terms of Plan. This Agreement shall be interpreted under, and subject to, all of the terms and provisions of the Plan, which are incorporated herein by reference.

22.No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall apply against any party.

BY WAY OF THEIR EXECUTION OF THE NQO AWARD TO WHICH THIS AGREEMENT RELATES AND IS ATTACHED, the Corporation and the Optionee (and each of their heirs, successors and assigns) agree to be bound by each and every one of the terms set forth in this Agreement.

EXHIBIT A

NON-QUALIFIED OPTION EXERCISE FORM

[DATE]

Radiant Logistics, Inc.

405 114th Avenue, SE

Third Floor

Bellevue, WA 98004

Attention: General Counsel

1.Option Exercise. I hereby elect to exercise my option(s) to purchase the following shares of Common Stock of Radiant Logistics, Inc. under the Radiant Logistics, Inc. 2012 Stock Option and Performance Award Plan (the “Plan”) and the Option Agreement(s) identified below:

Grant #:

Grant Date:

Number of Shares:

Exercise Price Per Share:	$

Total Purchase Price:	$

2.Payment. I am paying the purchase price of the options as follows (check the applicable form of payment):

____	I am attaching cash or a check in the amount of $____________, as the total purchase price for the shares.
____

I have delivered ________ shares of previously acquired shares of Common Stock of Radiant Logistics, Inc. (the “Corporation”) that I have previously acquired.  I own these shares free and clear of any liens, claims, encumbrances or security interests.  I have enclosed the certificates representing these previously acquired shares endorsed or accompanied by an executed assignment separate from certificate.  [Please note that this form of payment is only available upon prior approval of the Committee.]

____

I have delivered irrevocable instructions to a broker to sell a sufficient number of shares of Common Stock of the Corporation to pay the total purchase price, plus any applicable withholding for federal and state income tax, and to pay such amounts to the Corporation.  [Please note that this form of payment is only available upon prior approval of the Committee.]

The name, address and telephone number of the broker is as follows:

Name of Firm:
Contact:
Address:

Phone:
Fax:

[Please also see Section 4 of this Option Exercise Notice, which may prevent you from using this type of “cashless” exercise feature if you possess material non-public information about the Corporation or its securities at the time of exercise.]

____

I hereby elect to convert the attached option into shares of Common Stock of the Corporation on a “net cashless exercise” basis pursuant to Section V(a)(ii) of the Plan.  [Please note that this form of payment is only available upon prior approval of the Committee.]

____

I have elected to pay any required withholding with the exercise transaction.  Accordingly, I have included $_______, which I would like applied to federal and state taxes as follows:_________________________________________________________.

3.Certificate Delivery.  I elect to have my shares of Common Stock delivered as follows:

____	Please have the shares delivered electronically via DWAC to my brokerage account. Please use the information below to execute the transaction.

Broker DTC number:

My Account Number

____	Please register the certificate or book-entry notation representing the shares in the name set forth below and send the certificate or evidence of book-entry notation to the following address:

Registered Name:
Address:

4.Compliance with Insider Trading Policy.  I acknowledge that I have read and understand the Corporation’s current insider trading policy, including the portions that may, among other things, restrict my ability to exercise my options through a broker sale on the open market or otherwise sell the shares of Common Stock issuable upon exercise of my options.  I understand that the information in this letter does not limit in any manner my own, personal responsibilities and obligations under the policy and the securities laws, including, but not limited to, the prohibitions on trading (including by means of a broker assisted option exercise) while I possess material, non-public information or during a blackout period that may be imposed under the policy.  I agree to provide a copy of this notice to my broker, and to require his or her compliance with the policy.  I understand that the Corporation may reject any broker exercise completed during a blackout period or that is otherwise prohibited by the policy.

5.Representations.  I acknowledge that I have received, read and understand the Plan and my Non-Qualified Stock Option Award Agreements, which together govern the terms of my option(s) and their exercise.  I have also read the current Plan prospectus, the Corporation’s latest annual report to stockholders and the other public reports and information incorporated by reference into the prospectus in making my decision to exercise my options.

6.Effectiveness and Execution of Transaction.  I understand and agree that this exercise election will be subject to acknowledgement by the Corporation.  In the case of a cash exercise, my option exercise will be processed as soon as practicable.  In the case of a cashless exercise, I understand it may take longer to process my option exercise.

Submitted by:	Acknowledged by:

Optionee	Broker

By:	Firm Name:

Its:	By:

Date:	Its:

Date:

Acknowledged by:

Radiant Logistics, Inc.

By:

Its:

Date: